UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2017

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code	(785) 575-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

WESTAR ENERGY, INC.

Item 8.01. Other Events.

As previously disclosed, on May 29, 2016, Westar Energy, Inc. (“Westar Energy”), Great Plains Energy Incorporated (“Great Plains Energy”) and a subsidiary of Great Plains Energy entered into an Agreement and Plan of Merger (“Merger Agreement”).

Under the terms of the Merger Agreement, under certain specified conditions, if the proposed acquisition has not been completed on or before May 31, 2017 (such date, as may be extended, the “End Date”), either Westar Energy or Great Plains Energy may terminate the Merger Agreement unless the other party elects to extend the End Date.

On May 30, 2017, Westar Energy received notice that Great Plains Energy elected to extend the End Date to November 30, 2017. No other provisions of the Merger Agreement were otherwise amended or waived, and the Merger Agreement remains in full force and effect.

The foregoing description of the Merger Agreement is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report filed by Westar Energy on May 31, 2016 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date:	May 30, 2017	By:	/s/ Larry D. Irick
		Name:	Larry D. Irick
		Title:	Vice President, General Counsel and Corporate Secretary